Exhibit 99.1

Dynamic Energy Development Corporation

 FINANCIAL STATEMENTS

December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Dynamic Energy Development Corporation

We have audited the accompanying balance sheets of Dynamic Energy Development Corporation as of December 31, 2010, and the related statements of operations, stockholders’ deficit, and cash flow for the six month period ended December 31, 2010. Dynamic Energy Development Corporation and subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Energy Development Corporation as of December 31, 2010, and the results of its operations and its cash flows for the six month period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Certified Public Accountants

Newport Beach, California
March 10, 2011

Dynamic Energy Development Corporation
Balance Sheet

As of December 31, 2010
ASSETS
Current Assets:
Cash	$3,955
Total current assets	3,955

Total assets	$3,955

LIABLITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,023,468
Convertible debentures	123,000
Total Current Liabilities	1,146,468

Commitments and Contingencies

Stockholders’ Deficit:
Preferred Stock, (Authorized, 50,000,000 shares, par value: $0.00001, zero shares issued and outstanding as of December 31, 2010	-
Common Stock, (Authorized, 150,000,000 shares, par value: $0.00001, 10,000 shares issued and outstanding as of December 31, 2010	1
Additional paid-in capital	99
Accumulated deficit	(1,142,613)
Total Stockholder’s deficit	(1,142,513)

Total liabilities and stockholders’ deficit	$3,955

See accompanying notes to these financial statements

Dynamic Energy Development Corporation
 Statements of Operations

For the six months ended December 31, 2010
Net revenue	$-

Operating expenses:
General and administrative	1,142,613
Total operating expenses	1,142,613

Loss from operations	(1,142,613)

Net loss	$(1,142,613)

NET LOSS PER SHARE OF COMMON STOCK—Basic	$(114)
WEIGHTED AVERAGE SHARES OUTSTANDING—Basic	10,000

See accompanying notes to these financial statements

Dynamic Energy Development Corporation
Statements of Stockholders’ Deficit
For the six months period ended December 31, 2010

	Common Stock Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Issuance of stock on December 13, 2010	10,000	1	99		100

Net loss for the year				(1,142,613)	(1,142,613)

Balance December 31, 2010	10,000	$1	$99	$(1,142,613)	$(1,142,513)

See accompanying notes to these financial statements

Dynamic Energy Development Corporation
 Statements of Cash Flows

For the six months ended December 31, 2010
Operating activities:
Net loss from continuing operations	$(1,142,613)
Changes in operating assets and liabilities:
Increase in accounts payable	1,023,468
Net cash used in operating activities	(119,145)

Investing activities:
Net cash used in investing activities	-

Financing activities:
Issuance of convertible debenture	123,000
Proceeds from issuance of common stock	100
Net cash provided by financing activities	123,100

Net increase in cash	3,955

Cash beginning balance	-
Cash ending balance	$3,955

See accompanying notes to these financial statements

Dynamic Energy Development Corporation
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND OPERATIONS

General

Dynamic Energy Development Corporation (the “Company”, “DYNAMIC” or we/us/our) was incorporated under the laws of Delaware in June 2010.  The Company is engaged in the development, commercialization, and sales of innovative technologies in the Renewable Energy sector and deliver to the market world-class highly profitable energy solutions. DYNAMIC plans to create a full cycle process of converting discarded tires to shelf ready, salable fuel and carbon products.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation -
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Going Concern — Since inception, the Company and has a cumulative net loss of $1,142,613. Since inception, the Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. The Company currently has no source of operating revenue, and has only limited working capital with which to pursue its business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Income Taxes — The Company records income taxes in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes.”  The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Cash and Cash Equivalents - Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less at the date of purchase. As of December 31, 2010, the Company had no cash equivalents.

Fair Value of Financial Instruments - The Company adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's cash and cash equivalents, accrued liabilities and accounts payable approximate carrying value because of the short-term nature of these items.

 Net Loss Per Share — The Company computes net loss per share in accordance with FASB ASC Topic 260, “Earnings per Share,” Under the provisions of the standard, basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  Common equivalent shares related to stock options and warrants have been excluded from the computation of basic and diluted earnings per share, for the six month period ended December 31, 2010 because their effect is anti-dilutive.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash.  The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Recently Issued Accounting Pronouncements - In June 2009, the Financial Accounting Standards Board (FASB) issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the de-recognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. This standard was effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard did not have a material impact on the financial statements.

In June 2009, the FASB issued a new standard that revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The adoption of this standard did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-6,  Improving Disclosures About Fair Value Measurements , that amends existing disclosure requirements under FASB Accounting Standards Codification (ASC) 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For 3M this ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. The Company is currently evaluating the impact of this standard on our financial statements.

NOTE 3 -ACCRUED EXPENSES AND OTHER PAYABLE

Accounts payable consisted of the following as of December 31, 2010:
2010
Consulting fees	$966,439
Travel Expenses	22,029
Advertising	35,000
Total	$1,023,468

NOTE 4- CONVERTIBLE DEBENTURES

During the six month period ended December 31, 2010, the Company issued 123,000 of 20% convertible debentures (“Debenture”).  The interest rate was twenty percent.  The holder of the debenture may convert the debenture in to shares of the Company’s common stock convertible at $1.00 per share at any time prior to the maturity date.  Maturity date is the earlier of six months from the signing of the Debenture or the securing of a senior note project financing and/or equity investment. The converted shares shall have the right to demand the registration of such shares.

In the event that the Holder converts this Debenture, or any portion hereof, into shares of the Company’s common stock, the Holder shall have the right to demand the registration of its shares at any time under the Securities Act of 1933, as amended, for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration statement on Form-S-4, Form S-8 or other limited purpose form) provided, however, that for the purposes of this sentence, the Company shall treat the Holder hereof in the same manner and in pari passu with all other holders of unregistered capital stock of the Company who (i) have registration rights with respect to such stock or (ii) presently or at any time hereafter are officers, directors, or 5% shareholders of the Registrant, or any affiliate, successor, or assign thereof.  Upon the written demand of Holder to register the shares (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the shares of common stock underlying this note as to which registration shall have been so requested to be covered by the registration statement proposed to be filed by the Company all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such common stock so registered.  The Company may withdraw any such registration statement before it becomes effective or postpone the offering of securities contemplated by such registration statement without any obligation to the Holder of any of the shares of common stock underlying this Debenture.

NOTE 5 - STOCKHOLDERS' DEFICIT

Preferred Stock

At December 31, 2010, the Company was authorized to issue 50,000,000 shares of $0.00001 par value preferred stock. There were zero preferred shares issued and outstanding as of December 31, 2010. The board of directors is authorized to provide for the issuance from time to time of shares of Preferred Stock into the following two series:  Series A+ Preferred Stock and Series B Preferred Stock.  Series A+ Preferred Stock shall equal approximately ten million shares and shall have the voting rights in a ration of 20 to 1 when compared to a share of Common Stock; Series B shall equal approximately forty million shares and shall have no voting rights unless otherwise specifically allowed by the board of directors at the time of issuance.

Common Stock

At December 31, 2010, the Company was authorized to issue 150,000,000 shares of $0.00001 par value common stock. There were 10,000 common shares issued and outstanding as of December 31, 2010.

NOTE 6 - INCOME TAXES

The company has incurred operating losses of $1,142,613. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements and have been offset by a valuation allowance.

Details of deferred tax assets are as follows;

As of December 31, 2010

Deferred tax assets:
Net operating loss (from inception to December 31, 2010)	$1,142,613
Statutory tax rate (combined federal and state)	34%

Deferred tax assets	132,086
Valuation allowance	(132,086)

Net deferred tax assets	-0-
The potential future tax benefits of these losses have not been recognized in these financial statements due to the uncertainty of their utilization. When the future utilization of some portion of the carry-forwards is determined not to be "more likely than not" a valuation allowance is provided to reduce the recorded tax benefits from such assets.

 NOTE 7.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 10, 2011, the date at which the financial statements were available to be issued.

On March 9, 2011, Dynamic Energy Development Corporation. (“DYNAMIC”) purchased 100,000 shares, all of the outstanding shares, of Transformation Consulting (“TC”) pursuant to Stock Purchase Agreement (the “SPA”) dated February 25, 2011. The purchase price for the shares was Two Million Dollars ($2,000,000), payable from the gross revenues (pre-tax) of TC, as received, subject to the following contingent reduction or increase of the purchase price.  If TC’s gross revenues during the two years following the closing are less than two million dollars ($2,000,000), then the purchase price for the shares shall be reduced to the actual revenue received by TC during the two year period.  If TC’s revenues during the same two year period exceed two million dollars ($2,000,000), then the purchase price for the shares shall be increased by one-half (1/2) of the excess revenues over two million dollars ($2,000,000).

On March 9, 2011, DYNAMIC, Verdad Telecom, Inc. (“MAMM Controlling Shareholder”) and Mammatech Corporation (“MAMM”) entered into a Share Exchange Agreement (“SEA”), pursuant to which MAMM Controlling Shareholder owning an aggregate of 44,786,188 shares of common stock, $.0001 par value per share, of MAMM (“Common Stock”), equivalent to 85.5% of the issued and outstanding Common Stock (the “Old MAMM Shares”) would return their shares to treasury and DYNAMIC shareholders would exchange their shares on a one for one basis of newly issued MAMM shares.  In return such shares to treasury the MAMM Controlling Shareholder shall receive $322,000 (the “Purchase Price”). The SEA closed on March 10, 2011.